UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 16, 2007
Aflac Incorporated

(Exact name of registrant as specified in its charter)

Georgia	001-07434	58-1167100

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1932 Wynnton Road, Columbus, Georgia	31999

(Address of principal executive offices)	(Zip Code)
706.323.3431

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
     Aflac Incorporated is providing its press release dated November 16, 2007, announcing that Japan Post Network Co., Ltd., a subsidiary of Japan Post Holdings Co., Ltd., has selected Aflac Japan as the exclusive provider of cancer insurance for distribution through the nationwide postal office network.
     Japan Post Network Co., Ltd. is one of four separate postal entities that began operating in October 2007 as a part of the postal privatization process set forth under laws enacted in 2005. Japan Post Network Co., Ltd. operates approximately 24,000 post office locations throughout Japan.
     Although a specific time frame for sales commencement has not been established by Japan Post Network Co., Ltd., Aflac anticipates sales will begin sometime in 2008.
     In accordance with General Instruction B.2 of Form 8-K, the information included or incorporated in this report (Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be set forth by specific reference in such filing.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.
99.1	— Press release of Aflac Incorporated dated November 16, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aflac Incorporated

November 19, 2007	/s/ Ralph A. Rogers, Jr.

(Ralph A. Rogers, Jr.)
Senior Vice President, Financial Services
Chief Accounting Officer

EXHIBIT INDEX:
99.1	— Press release of Aflac Incorporated dated November 16, 2007